SHAREHOLDERS' AGREEMENT
AMONG
INTERNATIONAL HI-TECH INDUSTRIES INC.
- and -
GARMECO CANADA INT'L CONSULTING ENGINEERS LTD.
- and -
GARMECO INTERNATIONAL CONSULTING ENGINEERS S.A.L.
- and -
RAR CONSULTANTS LTD. - and - IHI INTERNATIONAL CONSTRUCTION INC.
Dated as of May 1, 2006


TABLE OF CONTENTS

Page

PART 1 INTERPRETATION 2

DEFINITIONS 2

SECTIONS AND HEADINGS 3

NUMBER 3

ACCOUNTING PRINCIPLES 3

PART 2 DEALING WITH SHARES 4

NO TRANSFER OF SHARES 4

ENDORSEMENT ON CERTIFICATE 4

SALE OF SHARES 4

PERMITTED TRANSFERS 5

PART 3 FUNDING 6

ADDITIONAL CAPITAL 6

FINANCIAL COVENANTS OF THE SHAREHOLDERS 7

INDEBTEDNESS OF SHAREHOLDERS TO THE CORPORATION 7

COMPANY INDEBTEDNESS TO SHAREHOLDERS 7

PART 4 GENERAL 7

ENUREMENT 7

ENTIRE AGREEMENT 7

AMENDMENTS AND WAIVERS 8

ASSIGNMENT 8

TERMINATION 8

SEVERABILITY 8

NOTICES 8

GOVERNING LAW 9

INDEPENDENT LEGAL ADVICE 10


SHAREHOLDERS' AGREEMENT

THIS AGREEMENT is dated effective May 1, 2006

AMONG:

INTERNATIONAL HI-TECH INDUSTRIES INC., of 1096 West 10th Avenue, Vancouver, British Columbia V6H 1H8

(the "Hi-Tech")

AND:

GARMECO CANADA INT'L CONSULTING ENGINEERS LTD., of #720 - 999 West Broadway, Vancouver, British Columbia V5Z 1K5

("Garmeco Canada")

AND:

GARMECO INTERNATIONAL CONSULTING ENGINEERS S.A.L., of 69 Corniche de Fleuve, Place du Museé, P.O. Box 116-221, Beirut, Lebanon

("Garmeco International")

AND:

RAR CONSULTANTS LTD., of 1096 West 10th Avenue, Vancouver, British Columbia V6H 1H8

("RAR")

AND:

IHI INTERNATIONAL CONSTRUCTION INC., a company incorporated under the laws of British Columbia having its registered and records office at 1500-1055 West Georgia Street, Vancouver, British Columbia V6E 4N7

(the "Corporation")

WHEREAS:

(A) The authorized capital of the Corporation consists of ten million (10,000,000) common shares, of which four million (4,000,000) are issued and outstanding;


(B) At the date hereof all of the issued and outstanding shares of the Corporation are beneficially owned as follows:

Shareholders	Common Shares
Hi-Tech	2,920,000
Garmeco Canada	360,000
Garmeco International	360,000
RAR	360,000

(C) The parties hereto have agreed to enter into this Agreement for the purpose of providing for the finances and operation of the Corporation, the disposition of Shares (as defined below) and other matters hereinafter referred to;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements herein contained the parties hereto agree as follows:

Part 1

INTERPRETATION

Definitions

1.1 In this Agreement, unless something in the subject matter or context is inconsistent therewith:

(a) "Act" means the Business Corporations Act of British Columbia, as now enacted or as the same may from time to time be amended, re-enacted or replaced;

(b) "Agreement" means this agreement and all schedules attached hereto and all amendments made hereto and thereto by written agreement between the Shareholders and the Corporation;

(c) "Business Day" means a day other than a Saturday, Sunday or statutory holiday in British Columbia;

(d) "Communication" has the meaning set out in Section 4.7;

(e) "Debtor" has the meaning set out in Section 3.3;

(f) "Notice" has the meaning set out in Section 2.3(a);

(g) "Offered Shares" has the respective meaning set out in Section 2.3(a);

(h) "Offeree" and "Offerees" have the respective meanings set out in Section 2.3(b);

(i) "Offeror" has the respective meaning set out in Section 2.3(a),;


(j) "Permitted Transferee" has the meaning set out in Section 2.4(a);

(k) "Purchase Price" has the meaning set out in Section 2.3(a);

(l) "Rejected Shares" has the meaning set out in Section 2.3(c);

(m) "Shareholder's Debt" at a particular time means all indebtedness of the Corporation to a Shareholder regardless of how such debt arose and regardless of whether or not such indebtedness is evidenced by a bond, debenture, note or other evidence of indebtedness issued by the Corporation to a Shareholder;

(n) "Shareholders" means Hi-Tech, Garmeco Canada, Garmeco International and RAR, together with such other persons as may become parties to this Agreement, collectively and "Shareholder" means any one of such persons individually; and

(o) "Shares" means the shares of the Corporation that the Shareholders at the date hereof or hereafter may beneficially own.

Sections and Headings

1.2 The division of this Agreement into Parts and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Part, Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Parts and Sections are to Parts and Sections of this Agreement.

Number

1.3 Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

Accounting Principles

1.4 Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor Institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.


Part 2

DEALING WITH SHARES

No Transfer of Shares

2.1 Except as expressly provided for in this Part 2, the Shareholders hereof shall not sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber their Shares or their rights under this Agreement without first complying with all of the provisions of this Agreement unless, prior to the disposition or encumbrance of their Shares, all of the Shareholders have consented in writing to such disposition or encumbrance.

Endorsement on Certificate

2.2 Share certificates of the Corporation shall bear the following language either as an endorsement or on the face thereof:

"The shares represented by this certificate are subject to all the terms and conditions of a Shareholders' Agreement made as of May 1, 2006 as the same may be amended from time to time"

Sale of Shares
2.3

(a) Any Shareholder (in this Section 2.3, the "Offeror") who desires to sell all or any of its Shares shall give notice of such proposed sale (in this Section 2.3, the "Notice") to the Corporation and to the other Shareholders and shall set out in the Notice the number of its Shares that it desires to sell (in this Section 2.3, the "Offered Shares") and the terms upon which and the price at which it desires to sell the Offered Shares (in this Section 2.3, the "Purchase Price").

(b) Upon the Notice being given, the other Shareholders (in this Section 2.3, "the Offerees" or "an Offeree") shall have the right to purchase all, but not less than all, of the Offered Shares for the Purchase Price. The Offerees shall be entitled to purchase the Offered Shares pro rata based upon the number of Shares beneficially owned by the Offerees or to purchase in such other proportion as the Offerees may agree in writing.

(c) Within 10 Business Days of having been given the Notice, each Offeree who desires to purchase all of the Offered Shares that it is entitled to purchase in accordance with the provisions of Section (b) shall give notice to the Offeror, to the Corporation and to the other Offerees. If any Offeree does not give such notice, the Offered Shares that it had been entitled to purchase (in this Section (c), the "Rejected Shares") may instead be purchased by the Offerees who did give such notice, pro rata based upon the number of Shares beneficially owned by such Offerees as between themselves or in such other proportion as such Offerees may agree in writing, and, within five Business Days after the expiry of the 10 Business Day period specified in this Section (c), each Offeree who desires to purchase all of the Rejected Shares that it is entitled to purchase in accordance with the provisions of this Section (c) shall give an additional notice to the Offeror, to the Corporation and to the other Offerees. If any Offeree entitled to give the said additional notice does not do so, the Rejected Shares that it had been entitled to purchase may instead be purchased by the Offerees who did give such notice, and so on from time to time until the Offerees are willing to purchase all of the Offered Shares or until they are not willing to purchase any more. If the Offerees are willing to purchase all, but not less than all, of the Offered Shares, the transaction of purchase and sale shall be completed in accordance with the terms set out in the Notice.


(d) If the Offeror makes default in transferring the Offered Shares to the Offerees in accordance with the terms set out in the Notice, the Secretary of the Corporation is authorized and directed to receive the purchase money and to thereupon cause the names of the Offerees to be entered in the registers of the Corporation as the holders of the Shares purchasable by them. The said purchase money shall be held in trust by the Corporation on behalf of the Offeror and not commingled with the Corporation's assets, except that any interest thereon shall be for the account of the Corporation. The receipt by the Secretary of the Corporation for the purchase money shall be a good discharge to the Offerees and, after their names have been entered in the registers of the Corporation in exercise of the aforesaid power, the validity of the proceedings shall not be subject to question by any person. On such registration, the Offeror shall cease to have any right to or in respect of the Offered Shares except the right to receive, without interest, the purchase price received by the Secretary of the Corporation.

(e) If the Offerees do not give notice in accordance with the provisions of Section (c) that they are willing to purchase all of the Offered Shares, the rights of the Offerees, subject as hereinafter provided, to purchase the Offered Shares shall forthwith cease and determine and the Offeror may sell the Offered Shares to any person dealing at arm's length with the Offeror within three months after the expiry of the 10 Business Day period or five Business Day periods, as the case may be, specified in Section (c), for a price not less than the Purchase Price and on other terms no more favourable to such person than those set forth in the Notice, provided that such person agrees prior to such transaction to be bound by this Agreement and to become a party hereto with respect to any Shares purchased by him. If the Offered Shares are not sold within such three month period on such terms, the rights of the Offerees pursuant to this Section 2.3 shall again take effect and so on from time to time.

Permitted Transfers
2.4

(a) Notwithstanding Section 2.3, each Shareholder shall be entitled after giving notice to the other Shareholders and to the Corporation to sell, transfer and assign all, but not less than all, of the Shares beneficially owned by it to a corporation (the "Permitted Transferee"), provided that:

(i) the Shareholder is the legal and beneficial owner of shares carrying at least 51% of the issued and outstanding voting rights of the Permitted Transferee, which shares are sufficient, if exercised, to elect a majority of the board of directors of the Permitted Transferee;

(ii) the only other shareholders of the Permitted Transferee are affiliates, as determined by the provisions of the Act, of such Shareholder; and

(iii) the Permitted Transferee has entered into an agreement prior to such transaction to be bound by this Agreement and to become a party hereto.

(b) Notwithstanding the completion of any sale of the Shares by a Shareholder to a Permitted Transferee pursuant to Section (a), that Shareholder shall:


(i) not sell, transfer, assign, pledge, charge or in any way dispose of or encumber its shares of the Permitted Transferee;

(ii) continue to be bound by all the obligations hereunder as if it continued to be a Shareholder of the Corporation and perform such obligations to the extent that the Permitted Transferee fails to do so; and

(iii) at all times be the legal and beneficial owner of shares carrying at least 51% of the issued and outstanding voting rights of the Permitted Transferee, which shares shall be sufficient, if exercised, to elect a majority of the board of directors of the Permitted Transferee.

Part 3

FUNDING

Additional Capital
3.1

(a) Notwithstanding any other provision contained in this Agreement, if requested by the board of directors of the Corporation, the Shareholders shall each contribute additional capital to the Corporation, pro rata based upon the number of Shares beneficially owned by the Shareholders, by way of subscription for shares, loan or otherwise, as determined by the board of directors.

(b) If additional capital is to be contributed by way of subscription for shares pursuant to Section (a) and if such shares are not taken up by any Shareholder within 20 Business Days after receipt of a request to subscribe for such shares from the Corporation, such shares may be taken up by the other Shareholders pro rata based upon the number of Shares beneficially owned by them, and so on from time to time until all of the shares have been taken up or until all the Shareholders have refused to take up any more shares. Upon the expiration of the 20 Business Day period referred to above, the Corporation shall provide the Shareholders with a summary of the subscriptions received by the Corporation within the 20 Business Day period.

(c) A Shareholder who has contributed additional capital to the Corporation by way of Shareholder's Debt or otherwise than by way of a subscription for shares pursuant to Section (a) in an amount which is proportionately greater than the amounts contributed by the other Shareholders based on the number of Shares beneficially owned by the Shareholders, shall be entitled to repayment of such proportionate excess in priority to any repayment of Shareholder's Debt to such other Shareholders.

Financial Covenants of the Shareholders

3.2 The Shareholders agree that if any one or more Shareholders are required to give financial covenants or guarantees to any third party as a condition of the Corporation obtaining a loan or other financial assistance, then each Shareholder's contingent exposure shall be in proportion to its then shareholdings in the Corporation and each Shareholder hereby indemnifies and saves harmless the others to the extent necessary to achieve such proportionate contingent exposure.


Indebtedness of Shareholders to the Corporation

3.3 If, on the date of closing of any purchase and sale of Shares between the Shareholders pursuant to this Agreement, the selling Shareholder (the "Debtor") is indebted to the Corporation, then whether or not such indebtedness is then due and payable, the purchasing Shareholder shall be entitled to repay any or all of such indebtedness on behalf of the Debtor to the Corporation and to deduct such payments from the purchase price of the Shares of the Debtor, or with respect to any amount of repayment not so deducted, to offset such amount from any indebtedness owed by the purchasing Shareholder to the Debtor.

Company Indebtedness to Shareholders

3.4 If, on the date of closing of any purchase and sale of Shares between the Shareholders pursuant to this Agreement, the Corporation shall be indebted to the Shareholder selling its Shares in an amount recorded on the books of the Corporation and verified by the accountants or auditors of the Corporation, the Corporation shall pay such debt to the Shareholder selling its Shares.

Part 4

GENERAL

Enurement

4.1 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns of the parties hereto.

Entire Agreement

4.2 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

Amendments and Waivers

4.3 No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the parties hereto. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.


Assignment

4.4 Except as may be expressly provided in this Agreement, none of the parties hereto may assign its rights or obligations under this Agreement without the prior written consent of all of the other parties hereto.

Termination

4.5 This Agreement shall terminate upon:

(a) the written agreement of all of the Shareholders;

(b) the dissolution, winding up, bankruptcy or insolvency of the Corporation; or

(c) one Shareholder becoming the beneficial owner of all of the Shares.

Severability

4.6 If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

Notices

4.7 Any demand, notice or other communication (a "Communication") to be given in connection with this Agreement shall be given in writing and may be given by personal delivery, by courier service or by transmittal by fax addressed to the recipient as follows:

(a) to Hi-Tech at:

1096 West 10th Avenue Vancouver, BC V6H 1H8
Attention:	Roger A. Rached
Facsimile:	604-734-8300

(b) if to Garmeco Canada at:

720 - 999 West Broadway Vancouver, BC V5Z 1K5
Attention:	Professor Georges Abi-Rached
Facsimile:	604-879-7739

(c) if to Garmeco International at:

69 Corniche de Fleuve Place du Museé P.O. Box 116-221 Beirut, Lebanon
Attention:	Professor Georges Abi-Rached
Facsimile:	604-879-7739

(d) if to RAR at:

1096 West 10th Avenue Vancouver, BC V6H 1H8
Attention:	Roger A. Rached
Facsimile:	604-734-8300

(e) if to the Corporation at:

1096 West 10th Avenue Vancouver, BC V6H 1H8
Attention:	Roger A. Rached
Facsimile:	604-734-8300

or to such other address, fax number or individual as may be designated by notice by any party to the other. Any Communication given by personal delivery or by courier shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by fax, on the day of transmittal thereof.

Governing Law

4.8 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

Independent Legal Advice

4.9 The Shareholders hereby acknowledge and confirm that it has been recommended that each of them obtain its own independent legal advice before signing this Agreement and that each Shareholder has obtained such advice or has waived obtaining such advice.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the day and year first above written.

INTERNATIONAL HI-TECH INDUSTRIES INC.

Per: /s/ Roger A. Rached
Authorized Signatory

GARMECO CANADA INT'L CONSULTING ENGINEERS LTD.

Per: /s/ Georges Hanna Abi-Rached
Authorized Signatory

GARMECO INTERNATIONAL CONSULTING ENGINEERS S.A.L.

Per: /s/ Georges Hanna Abi-Rached
Authorized Signatory

RAR CONSULTANTS LTD.

Per: /s/ Roger a. Rached
Authorized Signatory

IHI INTERNATIONAL CONSTRUCTION INC.

Per: /s/ Roger A. Rached
Authorized Signatory